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                                                                    Exhibit 16.1

July 12, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the Section entitled "CHANGE IN THE INDEPENDENT AUDITORS" included in the Form S-1 dated July 12, 2000, of Motive Communications, Inc. and are in agreement with the statements contained in the first, second, and third paragraphs of page 66 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



PricewaterhouseCoopers LLP